Exhibit 99.2

GCA Announces Retirement of Scott Betts And

Appointment of David Lopez as Chief Executive Officer

Effective January 1, 2013

LAS VEGAS, NV – November 7, 2012 -- Global Cash Access Holdings, Inc. (NYSE: GCA), a global provider of innovative cash access, cash handling solutions and business intelligence services for gaming establishments, today announced that on November 6, 2012, Scott Betts, Chief Executive Officer of the Company, advised the Board of Directors of the Company of his intention to retire as Chief Executive Officer of the Company effective December 31, 2012.  Mr. Betts will remain an employee of the Company in a strategic planning role through March 2013.  Mr. Betts will continue to serve as a Board member of the Company following his retirement as Chief Executive Officer of the Company.  David Lopez, President of the Company, will assume the role of Chief Executive Officer upon Mr. Betts’ retirement.

“I am so proud of the job the organization has done to bring GCA from where we started five years ago to where we are today.  We are a better, stronger, smarter company and it shows in our results,” said Scott Betts, CEO of Global Cash Access. “I look forward to working with David as he continues to move the company forward.”

“The Board would like to thank Scott for his many years of service to GCA and for his leadership in guiding the Company through an extremely challenging economic and regulatory environment,” said E. Miles Kilburn, Chairman of the Board of the Company. “The Board would also like to congratulate David Lopez, who has demonstrated his leadership ability during his time as President. We believe that this will be a seamless transition that will allow GCA to continue to build upon the positive results that the Company has achieved so far in 2012.”

“During my time at GCA I have been very impressed with the caliber of the team and the opportunities for the company going forward,” said David Lopez, President of Global Cash Access. “I believe it is an exciting time for GCA and I look forward to working with the team to deliver innovative products to our customers and value to our shareholders.”

Mr. Lopez has been President of GCA since June 1, 2012.  He has extensive background in the gaming industry, joining GCA from his previous position of Chief Operating Officer for Shuffle Master, Inc. Mr. Lopez spent the past 14 years with Shuffle Master, holding various positions within the organization, as well as serving as a member of its Board of Directors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation our belief that the upcoming succession of our Chief Executive Officer will be seamless.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 12, 2012, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,000 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card transactions, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s website at www.gcainc.com.

SOURCE: Global Cash Access Holdings, Inc.